UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Piper Sandler Companies

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Piper Sandler Companies 2023 Annual Meeting

PIPER SANDLER | 2 Disclosures Cautionary notice regarding forward - looking statements This presentation contains forward - looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward - looking statements. Forward - looking statements involve inherent risks and uncertainties, a nd important factors could cause actual results to differ materially from those anticipated, including those factors identified in the document entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2022 and updated in our subsequent reports filed with the SEC. These reports are available at our Website at pipersandler.com and at the SEC Website at www.sec.gov. Forward - looking statements speak only as of the date they are made, and Piper Sandler undertakes no obligation to update them in light of new information or future events. About Piper Sandler Companies Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYS E; in Europe through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Pi per Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission. Alternative asset management and f ixe d income advisory services are offered through separately registered advisory affiliates. © 2022. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402 - 7036 For more information, please contact Tim Carter, chief financial officer at 612 303 - 5607 or investorrelations@psc.com

PIPER SANDLER | 3 Agenda I. Firm Overview II. 2023 Equity Plan Proposal III. Governance IV. Other Topics and Questions

Section I Firm Overview

PIPER SANDLER | 5 A leading investment bank We enable growth and success for our clients through deep sector expertise, candid advice and a differentiated, highly productive culture. Year Founded: 1895 NYSE: PIPR Headquarters: Minneapolis, MN Employees: 1,700+ Offices: 60+ • Diversified firm with market leadership across businesses, deep expertise in focus sectors, and broad product capabilities • One of the largest and broadest middle - market investment banks on the street with a reputation for client - first approach • Top - ranked M&A advisor and represents one of the fastest growing platforms in the U.S. • Book run, market - leading equity and debt underwriting franchises • Scaled equity brokerage business and premier client destination that combines top - ranked research, trading, and capital markets capabilities • Differentiated, advice - driven fixed income business • Well capitalized and low leverage with meaningful capacity to generate free cash flow across cycles A leading investment bank We enable growth and success for our clients through deep sector expertise, candid advice and a differentiated, highly productive culture. INVESTMENT BANKING • M&A advisory • Equity and debt capital markets • Debt advisory • Restructuring advisory PUBLIC FINANCE • Municipal underwriting and advisory EQUITY BROKERAGE • Institutional sales and trading • Equity and macro research FIXED INCOME • Municipal and taxable sales and trading • Balance sheet strategy and analytics $1.43B 2022 ADJUSTED NET REVENUES 1 REVENUE MIX 1) A non - GAAP financial measure. See Appendix for a reconciliation of non - GAAP financial measures to the most directly comparable U.S. GAAP measure.

Transforming our business through strategic investments

Building a Stronger and More Durable Platform



($ in millions)
ADJUSTED NET REVENUES[1]
2013
Seattle Northwest
Public Finance
Edgeview
Private Equity M&A
2014
Consumer Team
Advisory Services
2015
Debt Capital Markets Team
Advisory Services
BMO Capital Markets GKST
Fixed Income
2016
Simmons & Company
Energy Investment Bank
2019
Weeden & Co.
Equity Trading
Nebraska Team
Public Finance
2020
Sandler O'Neill
Financial Services Investment Bank; Piper Jaffray becomes Piper Sandler
The Valence Group
Chemicals M&A Practice
Industrials Team
Advisory Services
Special District Group
Public Finance
2021
TRS Advisors
Restructuring Advisory
2022
Cornerstone Macro
Macro Research & Derivatives Trading
Stamford Partners
European Consumer M&A Boutique
DBO Partners
Technology Investment Bank
$423
$441
$558
$599
$690
$825
$742
$826
$1,235
$1,980
$1,434
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Senior Hires
Public Finance (2017): Project Finance, Senior Living and Charter Schools;
Investment Banking (2018): Biopharma Expansion;
Public Finance (2019): Colorado, Pennsylvania and Ohio
Senior Hires
Investment Banking (2021): Pharma Services, Renewables & Clean Energy, Energy Services, Software, Internet Technology, Auto Aftermarket, Retail & Direct-to-Consumer, and Europe
Investment Banking (2022): Restructuring, Transportation & Logistics, Mobility Technology, Insurance, Healthcare Services
Fixed Income (2022): Credit Union Expansion

1) A non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure.

PIPER SANDLER | 6

Section II 2023 Equity Plan Proposal Our Board is asking our shareholders to vote FOR Proposal 5. Equity awards are an important component of our compensation program which help retain and align our most productive employees with our shareholders. Shareholder approval of the equity plan proposal is important to the long - term value of the company.

Equity is a fundamental component of our compensation philosophy and core objectives, and our use of equity is aligned with shareholders' interests

We grant equity broadly to our revenue producers

- **79%** of all shares granted from the Incentive Plan over the past 3 years have been awarded in lieu of cash awards for annual compensation primarily to revenue producers
- **38%** of our employees (nearly all of whom are revenue producers) received an equity award over the past 3 years
- **82%** of equity awards granted in 2022 were to employees other than our senior leadership team.

We manage dilution through share repurchases

- Over the past five years we have returned capital to shareholders and managed dilution by purchasing or withholding for taxes **97%** of the shares that we issued, excluding grants related to the Sandler acquisition

2018-2022

Shares Granted	4,065,071
Shares Repurchased/Withheld	3,924,914
Net	**140,157**

We maintain a prudent burn rate*



PIPER SANDLER
PEER GROUP MEDIAN
6.6%
4.8%
2.9%
5.2%
3.5%
6.6%
4.3%
6.0%
2020
2021
2022
3-yr. Avg.

We maintain responsible potential dilution

- Approval of our incentive plan represents 19.5% aggregate potential dilution* as of March 20, 2023



Peer 75th Percentile
37.3%
Peer Median
31.9%
PIPR excl. Sandler Retention
19.5%
Peer 25th Percentile
19.3%

*Piper Sandler's adjusted burn rate and aggregate potential dilution figures excludes (1) deal consideration shares and (2) Sandler retention shares. Please see pages 76 – 81 of our 2023 Proxy Statement for a fuller illustration of how we define and calculate burn rate and aggregate potential dilution.

PIPER SANDLER | 8

PIPER SANDLER | 9 Overview We need shareholder approval of additional shares under our Incentive Plan in order to continue granting equity through 2026. • 2020 was the last time that new shares were authorized under the Incentive Plan, when 1,200,000 shares were authorized • We are asking for 1,500,000 shares, which we expect to last through 2026 for annual incentives, long - term PSU awards, hiring, an d retention The use of equity is a fundamental component of our compensation philosophy and core objectives. For this reason, and because we are a human capital - based business, we issue equity broadly to our revenue - generating employees for the following reasons: PAY FOR PERFORMANCE • Annual restricted equity awards are “performance - granted” in connection with annual incentive compensation for prior - year performance and revenue already generated. These awards vest over three years and tie the ultimate value received to our longer - term financial performance. In addition, long - term PSU awards vest only if certain ROE and relative TSR metrics are achieved. ALIGN EMPLOYEES AND SHAREHOLDERS • By providing our senior leaders and revenue - generating employees with an ownership stake in our company, our use of equity incentivizes those employees to think like shareholders in the creation of long - term value for the firm. SUSTAIN AND STRENGTHEN THE FRANCHISE • Continuity and stability are hallmarks of a strong, sustainable franchise. The restricted nature of our awards materially contributes to our ability to retain our senior leaders and revenue - generating employees and foster that continuity and stability.

PIPER SANDLER | 10 How We Use Equity under our Incentive Plan *Amounts shown above exclude all acquisition - related grants. 15% 12% 72% 1.5MM SHARES GRANTE D ANNUAL INCENTIVE AWARDS HIRING AND RETENTION AWARDS PSU AND OPTION AWARDS Context From 2020 - 2022, approximately 72% of shares granted from our Incentive Plan* were granted broadly to revenue - generating employees in connection with annual incentives, 15% for recruiting and retention, and 12% for annual Leadership Team PSU awards. ANNUAL INCENTIVE AWARDS These shares are performance granted based on prior - year performance and profitability, with 3 - year ratable vesting. These are awards are made in lieu of cash for annual incentives. HIRING AND RETENTION AWARDS Granted to attract new revenue - producing talent or to retain existing talent, with 3 - year ratable vesting. PSU AND OPTION AWARDS PSUs are granted annually to the Leadership Team and vest only if certain adjusted ROE and relative TSR targets are met.

Managing our Incentive Plan thoughtfully and prudently

Our 3-year average adjusted burn rate[1] is below the median average burn rate of our peer group.

Shares Granted as a % of Weighted Average Common Shares Outstanding[2]

Peer Company	3-Yr. Average
Jefferies Financial Group Inc.	0.6%
FTI Consulting, Inc.	0.9%
Houlihan Lokey, Inc.	3.2%
Stifel Financial Corp.	3.3%
Oppenheimer Holdings Inc.	4.1%
Piper Sandler Companies	**4.3%**
Evercore Inc.	5.9%
Peer Group Median (excl. Piper Sandler Companies)	**6.0%**
Lazard Ltd.	6.1%
Moelis & Company	6.4%
Cowen Inc.	8.4%
PJT Partners Inc.	10.8%
Greenhill & Co., Inc.	14.8%
Perella Weinberg Partners	32.2%

Our aggregate potential dilution[1] including the additional 1.5M shares under the Incentive Plan is below the median average of our peer group.

Aggregate Potential Dilution[2]

Peer Company	Grants Outstanding	Available for Future	Total
Jefferies Financial Group Inc.	1.8%	2.0%	3.8%
FTI Consulting, Inc.	4.8%	3.0%	7.9%
Piper Sandler Companies (as of 12/31/2022, excl. new 1.5M)	**9.3%**	**5.9%**	**15.2%**
Oppenheimer Holdings Inc.	15.6%	3.6%	19.2%
Stifel Financial Corp.	13.3%	6.1%	19.4%
Piper Sandler Companies (as of 3/20/2023, including new 1.5M)	**8.6%**	**11.0%**	**19.5%**
Moelis & Company	12.7%	10.0%	22.6%
Cowen Inc.	16.8%	13.0%	29.8%
Peer Group Median (excl. Piper Sandler Companies)	**14.1%**	**11.5%**	**31.9%**
PJT Partners Inc.	24.1%	9.8%	33.9%
Evercore Inc.	14.9%	19.7%	34.6%
Lazard Ltd.	13.2%	21.8%	35.1%
Houlihan Lokey, Inc.	7.8%	36.0%	43.9%
Greenhill & Co., Inc.	37.1%	32.9%	70.0%
Perella Weinberg Partners	52.2%	18.5%	70.8%

1) Piper Sandler's adjusted burn rate and aggregate potential dilution figures excludes (1) deal consideration shares and (2) Sandler retention shares. Please see pages 76 – 81 of our 2023 Proxy Statement for a fuller illustration of how we define and calculate our adjusted burn rate and aggregate potential dilution.
2) Data for all peers is as of December 31, 2022. except for Houlihan Lokey, whose data is as of March 31, 2022, which was the most recently available data at the time that we issued our 2023 Proxy Statement. Cannacord Genuity has been excluded from this comparison as they do not disclose comparable data.

PIPER SANDLER | 11

PIPER SANDLER | 12 Incentive plan aligned with shareholders’ interests Our proposed Amended and Restated Incentive Plan and our other compensation policies contain the following features that are aligned with shareholders’ interests: • No ‘‘evergreen’’ provision • Double - trigger change - in - control provisions • Meaningful stock ownership guidelines for CEO (8x base salary), President and CFO (3x base salary), and other executive officers • No hedging or pledging of equity - based awards permitted by our employees (including executive officers) and directors • No repricing or below - market grants of stock options and stock appreciation rights (SARs) permitted. • All incentive awards to executive officers under the Incentive Plan will be subject to recovery under our claw back policy.

PIPER SANDLER | 13 Key figures Shares currently available for grant under Incentive Plan (as of March 20, 2023) 497,273 Average shares granted under Incentive Plan (2020 - 2022) 509,145 Average burn rate excluding deal consideration and 1.2M Sandler retention shares (2020 - 2022) 4.3% Additional shares requested under the Proposal 1,500,000 Current shares outstanding (as of March 20, 2023) 17,760,910 Aggregate potential dilution as of March 20, 2023, including 1.5M new shares (excluding deal consideration and 1.2M Sandler retention shares) 19.5%

Section III Governance

Board of Directors



Chad Abraham
Chairman and CEO of Piper Sandler Companies
- CEO since January 2018
- Former co-head of investment banking from 2010-2018



Jon Doyle
Vice Chairman and Head of Financial Services Group of Piper Sandler Companies
- Head of FSG since January 2020
- Previously Senior Managing Principal at Sandler O'Neill & Partners, L.P.



Bill Fitzgerald
Former Chairman and CEO of Ascent Capital Group
- Skills: Executive experience; media industry



Vicki Holt
Former President and CEO of Protolabs
- Skills: Executive experience; manufacturing industry



Robbin Mitchell
Senior advisor for the Boston Consulting Group
- Skills: Executive and consulting experience; consumer industry



Tom Schreier
Former Vice Chairman of Nuveen Investments
- Skills: Executive experience; capital markets and financial services industry



Sherry Smith
Former CFO of SUPERVALU Inc.
- Audit Committee chair
- Skills: Executive experience; accounting and risk management



Phil Soran
Former CEO of Compellent Technologies, Inc.
- Lead independent director, and Nominating & Governance Committee chair
- Skills: Executive experience; technology industry



Brian Sterling
Former Co-Head of Investment Banking at Sandler O'Neill & Partners, L.P.
- Joined Sandler O'Neill in 2002
- Skills: Executive experience; financial services investment banking



Scott Taylor
Former EVP, General Counsel, and Secretary of Symantec Corp.
- Compensation Committee chair
- Skills: Executive experience; legal and public company governance

PIPER SANDLER | 15

PIPER SANDLER | 16 Aligned with Shareholders Interests Adopted majority voting in August 2016 Board size (10) and average tenure in line with best practices Directors (and NEO’s) subject to stock ownership guidelines and an anti - hedging and pledging policy Independent, non - classified and highly engaged Board of Directors with a lead director GOVERNANCE

PIPER SANDLER | 17 Executive Compensation Governance Our compensation practices demonstrate sound corporate governance. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders. WHAT WE DO • Annual incentives directly tied to firm performance • Significant portion of annual incentives paid in form of time - vested restricted stock in lieu of cash • PSUs vest only if we achieve certain 3 - year TSR and ROE metrics • Stock ownership guidelines for our executive officers and directors supplemented with an anti - hedging and pledging policy • “Double trigger” change - in - control provision for all equity awards • Clawback policy to recover incentive compensation WHAT WE DO NOT DO • No stand - alone change - in - control agreements • No repricing of underwater stock options • No excessive perquisites • No hedging or pledging transactions or short sales of our common stock permitted for any employee, including executive officers, and directors

PIPER SANDLER | 18 Piper Sandler Participants Tim Carter CHIEF FINANCIAL OFFICER • Chief financial officer since 2017 • Joined the firm in 1995 and has held various finance positions including senior vice president of finance, controller, chief accounting officer and treasurer John Geelan GENERAL COUNSEL AND SECRETARY • General counsel since 2012 • Joined the firm in 2005 as assistant general counsel

Section IV Other Topics and Questions

Appendix Reconciliation of Non - GAAP Financial Measures

PIPER SANDLER | 21 Reconciliation of non - GAAP financial measures Net revenues A reconciliation of U.S. GAAP net revenues to adjusted net revenues: For the Year Ended December 31, ($ in thousands) 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 Net revenues – U.S. GAAP basis $1,425,638 $2,031,061 $1,238,213 $834,566 $740,953 $823,621 $693,214 $602,264 $567,841 $443,508 $424,135 Adjustments: Revenue related to noncontrolling interests 1,575 (59,050) (12,881) (10,769) (3,621) (5,319) (11,070) (9,810) (15,699) (8,794) (4,174) Interest expense on long - term financing 6,500 8,446 9,628 1,848 4,902 7,171 8,195 6,406 5,454 5,803 3,236 Adjusted net revenues $1,433,713 $1,980,457 $1,234,960 $825,645 $742,234 $825,473 $690,339 $598,860 $557,596 $440,517 $423,197